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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Agreement dated September 19, 1995 of our report dated December 2, 1994, with respect to the consolidated financial statements and schedules of CommNet Cellular Inc. included in its Annual Report (Form 10-K), as amended, for the year ended September 30, 1994, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

December 1, 1995